                         SIMPSON THACHER & BARTLETT LLP

                              425 LEXINGTON AVENUE
                           NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000

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                            FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER                                                E-MAIL ADDRESS

                                             January 21, 2004

TRW Automotive Holdings Corp.
12025 Tech Center Drive
Livonia, Michigan 48150

Ladies and Gentlemen:

         We have acted as counsel to TRW Automotive Holdings Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on
Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of an aggregate of
27,758,620 shares of Common Stock, par value $.01 per share (together with any additional shares of such stock that may be issued by the Company pursuant to
Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the "Shares").

         We have examined the Registration Statement and a form of the share certificate, which has been filed with the Commission as an exhibit to the
Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

LONDON          HONG KONG          TOKYO          LOS ANGELES          PALO ALTO

SIMPSON THACHER & BARTLETT LLP

                                      -2-                       January 21, 2004

         In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon payment and delivery in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Shares will be validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General
Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption
"Legal Matters" in the Prospectus included in the Registration Statement.

                                     Very truly yours,

                                     /s/ Simpson Thacher & Bartlett LLP
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                                     SIMPSON THACHER & BARTLETT LLP